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                                                                      EXHIBIT 99


                                            (AMERICAN HEALTHWAYS, INC. LOGO)


FOR IMMEDIATE RELEASE                       Contact: Mary Chaput
                                                     Chief Financial Officer
                                                     (615) 665-1122


                 AMERICAN HEALTHWAYS TO BROADCAST THIRD QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (June 3, 2002) - American Healthways, Inc. (Nasdaq: AMHC) today announced it will provide an online Web simulcast and rebroadcast of its fiscal 2002 third quarter earnings release conference call. The Company intends to issue its third quarter earnings release at approximately 4:00 p.m. EDT, and the call is scheduled to begin at 5:00 p.m. EDT, on June 20, 2002.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available online by going to www.americanhealthways.com and clicking on the link to Investor Relations, at www.streetevents.com, and at www.companyboardroom.com. The online replay will be available shortly after the call at www.americanhealthways.com and www.streetevents.com through July 20, 2002. A telephone replay of the call will also be available through June 27, 2002, at 719-457-0820, confirmation number 665925.

         Nashville-based American Healthways (www.americanhealthways.com) is the nation's leading provider of specialized, comprehensive, care enhancement services to health plans, physicians and hospitals. Through its total population and disease specific product lines, the Company provides care enhancement programs to health plan members in all 50 states, the District of Columbia and Puerto Rico. American Healthways also operates diabetes management programs in hospitals nationwide.

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